                                                                      EXHIBIT 11


             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
        WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE
                                   COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                          ---------------------
                                                            1999         1998
                                                          ---------     -------
The weighted average number of shares of
                                                          ---------     -------
  Common Stock were as follows ......................        90,000      90,000
                                                          =========     =======

Income used in the computation of earnings per share were as follows:

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                          ---------------------
CONTINUED OPERATIONS                                        1999         1998
                                                          ---------     -------
Net Earnings ........................................     $  17,627     $ 9,846

Dividends paid on preferred stocks ..................          (130)       (130)
                                                          ---------     -------

                                                          ---------     -------
Income used in per share computation of earnings ....     $  17,497     $ 9,716
                                                          =========     =======

Basic and fully dilutive earnings per share .........     $    0.19     $  0.11
                                                          =========     =======


                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                          ---------------------
DISCONTINUED OPERATIONS                                     1999         1998
                                                          ---------     -------
Net Earnings ........................................     $      --     $(4,429)

Dividends paid on preferred stocks ..................            --          --
                                                          ---------     -------

                                                          ---------     -------
Loss used in per share computation of earnings ......     $      --     $(4,429)
                                                          =========     =======

Basic and fully dilutive earnings per share .........     $      --     $ (0.05)
                                                          =========     =======

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                          --------------------
                                                            1999        1998
                                                          --------     -------
Cumulative effect of accounting change ..............     $     --     $(4,890)

Dividends paid on preferred stocks ..................           --          --
                                                          --------     -------

                                                          --------     -------
Loss used in per share computation of earnings ......     $     --     $(4,890)
                                                          ========     =======

Basic and fully dilutive earnings per share .........     $     --     $ (0.05)
                                                          ========     =======

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                          ---------------------
CONSOLIDATED                                                1999         1998
                                                          ---------     -------
Net Earnings ........................................     $  17,627     $   527

Dividends paid on preferred stocks ..................          (130)       (130)
                                                          ---------     -------

                                                          ---------     -------
Income used in per share computation of earnings ....     $  17,497     $   397
                                                          =========     =======

Basic and fully dilutive earnings per share .........     $    0.19     $  0.01
                                                          =========     =======